Articles of Amendment to the Articles of Incorporation of

Laguna Gold Company

     Pursuant to the provisions of Section 7-106-102 of the Colorado Business Corporation Act, the undersigned hereby submits the following Articles of Amendment to the Articles of Incorporation of Laguna Gold Company (the "Corporation"):

Article A  The name of the Corporation is Laguna Gold Company.

Article B The following amendment to the Corporation's Articles of Incorporation was duly adopted by the Board of Directors on June 30, 1995, pursuant to the provisions of Section 7-106-102 of the Colorado Business Corporation Act, and in accordance with authority vested in them pursuant to Article 2.01 of the Corporation's Articles of Incorporation, which authorize the issuance of up to 1,000,000 shares of the Corporation's preferred stock, par value $0.01 per share:

     RESOLVED that, pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of the Corporation's Articles of Incorporation, this Board of Directors hereby establishes Article 2.01.01 to the Corporation's Articles of Incorporation and thereby creates a series of the Corporation's preferred stock, $0.01 par value, and hereby fixes the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Corporation's Articles of Incorporation, as and when amended, which are applicable to preferred stock of all series) as follows:

Article 2.01.01 Series A Convertible Preferred Stock

     Of the 1,000,000 shares of Preferred Stock authorized for issuance by this Corporation, 25,000 shares shall be designated "Series A Convertible Preferred Stock." The rights, preferences, restrictions and other matters relating to the Series A Convertible Preferred Stock shall be as follows:

     1. Definitions. For the purposes hereof, the following definitions shall apply:

          "Board of Directors" means the duly elected Board of Directors of the Corporation, as it may be reconstituted, from time to time.

          "Common Stock" means the Corporation's common stock, $0.01 par value per share.

          "Converted Basis" shall mean, at any time, the number of shares of Common Stock into which an outstanding share of Series A Convertible Preferred Stock may then be converted.

          "Conversion Price" shall mean $1.00 per share prior to any adjustment pursuant to section 4 and, thereafter, shall be as last adjusted and then in effect pursuant to section 4.

          "Excluded Stock" means (a) shares of Common Stock issued upon conversion of Preferred Stock; and (b) options (and shares of Common Stock issued upon exercise thereof) issued to employees, directors or consultants pursuant to a stock option plan or other arrangement approved by the Board of Directors, including currently outstanding options issued to employees, directors or consultants as the same may be amended upon approval of the Board of Directors and options issued in substitution therefor.

          "Forced Conversion Distribution" means a public distribution of shares of Common Stock meeting all of the following criteria: (A) after such distribution, the Common Stock is authorized or listed for trading on a national securities exchange, on an international securities exchange, or in a recognized over-the-counter market, (B) in such distribution gross proceeds per share for the Common Stock were equal to or greater than 110% of the then effective Conversion Price, and (C) the number of shares of Common Stock issued in such distribution represented not less than a 20% equity interest in the Corporation.

          "Forced Conversion Merger" means any consolidation or merger of the Corporation into another corporation or corporations in which, for purposes of determining conversion rates, shares of the Common Stock are valued, in the good faith determination of a majority of the Board of Directors, at a value of not less than 110% of the then current Conversion Price of the Series A Convertible Preferred Stock.

          "Initial Liquidation Value" means $100.00 per share of Series A Convertible Preferred Stock.

          "Junior Securities" means (i) the Common Stock and any other equity security of any kind that the Corporation at any time issues or is authorized to issue junior in liquidation or payment to the Series A Convertible Preferred Stock; and (ii) all monetary obligations, debts and accounts payable of the Corporation to Mallon Resources Corporation that arose prior to June 1, 1995.

          "Liquidating Event" means (i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary,
(ii) the sale or transfer by the Corporation of all or substantially all of its assets, or (iii) any consolidation or merger of the Corporation into another corporation or corporations, except in the case of (A) a merger or consolidation in which the Corporation is the surviving corporation, or (B) a Forced Conversion Merger.

          "Original Issue Date" means the date on which the first share of Series A Convertible Preferred Stock is originally issued.

          "Participating Holder" means a holder of shares of Series A Convertible Preferred Stock that elects to participate in a distribution under Section 7 of this Statement of Designations.

          "Preferred Stock" means the Series A Convertible Preferred
Stock.

          "Purchase Rights" means any options, convertible securities or rights to purchase stock, warrants, securities or other property of the Corporation.

          "Series A Convertible Preferred Stock" means the
Corporation's Series A Convertible Preferred Stock, $0.01 par value per share.

          "Voting Power" of any class of securities of the Corporation means the total number of votes holders of such securities would be entitled to cast at a meeting of shareholders or otherwise at which they are entitled to vote.

     2. Dividend Provisions. The holders of Series A Convertible Preferred Stock shall be entitled to receive any dividends other distributions, whether in cash, property or otherwise, except to the extent such dividends or distributions are declared and paid on the Common Stock. If the Board of Directors shall declare dividends or make other distributions, whether in cash, property or otherwise (other than dividends payable in shares of capital stock of the class or series upon which such dividends are declared or paid) on any Common Stock, such dividends shall also be declared and paid or such distributions also made to the holders of Series A Convertible Preferred Stock on a Converted Basis.

     3. Liquidation Preference. Upon the occurrence of any Liquidating Event, each holder of shares of Series A Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any Junior Security, to be paid out of the assets of the Corporation available for distribution to its shareholders an amount in cash equal to the Initial Liquidation Value per share. If upon any such Liquidating Event, the assets of the Corporation to be distributed among the holders of shares of Series A Convertible Preferred Stock shall be insufficient to permit payment to such holders of the aggregate amount that such holders are then entitled to be paid, then the entire assets of the Corporation to be distributed shall be distributed ratably among such holders so that an equal amount is received with respect to each share of Series A Convertible Preferred Stock. After the payment or the setting apart of payment to the holders of the Series A Convertible Preferred Stock of the preferential amounts payable to them upon a Liquidating Event, the holders of Common Stock and any other Junior Security shall be entitled to receive the remaining assets of the Corporation, if any. The Corporation will mail written notice of any Liquidating Event, not less than 30 days prior to the date of such Event, to each holder of shares of the Series A Convertible Preferred Stock.

     4. Conversion. (a) (i) The holder of any shares of Series A Convertible Preferred Stock shall have the right, at any time, to convert all or any portion of such holder's shares of Series A Convertible Preferred Stock into such number of fully paid and nonassessable shares of Common Stock as is equal to the quotient obtained by dividing (A) the aggregate Initial Liquidation Value of the shares of Series A Convertible Preferred Stock being converted by
(B) the Conversion Price then in effect, by surrender of the certificates representing the shares of Series A Convertible Preferred Stock so to be converted in the manner provided in section 4(b) hereof.

               (ii) Each share of Series A Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for the Series A Convertible Preferred Stock (A) immediately upon the completion by the Corporation of a Forced Conversion Distribution, or (B) immediately prior to the consummation of a Forced Conversion Merger.

          (b) The holder of any shares of Series A Convertible Preferred Stock may exercise the conversion right pursuant to section 4(a)(i) by delivering to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Series A Convertible Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank to the Corporation, accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address and tax identification numbers) in which the certificate or certificates for the shares of Common Stock are to be issued.
Issuance of certificates for shares of Common Stock in a name other than the holder shall be permitted only upon compliance with applicable federal and state securities laws. As promptly as practicable thereafter, the Corporation shall issue and deliver to the holder, or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the full number of shares of Common Stock to which such holder is entitled and a check or cash in respect of any interest in a fractional share of Common Stock, as provided in section 4(c), payable with respect to the shares of Series A Convertible Preferred Stock so converted. The person in whose names the certificate or certificates for Common Stock are to be issued shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Convertible Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Convertible Preferred Stock representing the unconverted portion of the certificate so surrendered.

          (c) Fractional shares of Common Stock shall not be issued upon conversion of shares of Series A Convertible Preferred Stock.
The number of shares of Common Stock issuable upon conversion thereof shall be computed using the aggregate number of shares of Series A Convertible Preferred Stock so surrendered. Instead of issuing fractional shares of Common Stock that would otherwise be issuable upon conversion of shares of Series A Convertible Preferred Stock, the Corporation shall round down to the next share and shall pay to the holder an amount equal to the Conversion Price times the fraction of a share lost in rounding.

          (d) The Conversion Price shall be subject to adjustment from time to time as follows:

               (i) If the Corporation shall at any time or from time to time after the Original Issue Date, issue any shares of Common Stock, or preferred stock, warrants, options, rights, or other securities convertible into or exchangeable or exercisable for shares of Common Stock, in each case other than Excluded Shares and Purchase Rights, without consideration or for a consideration per share less than the prevailing Conversion Price, then, the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to the Conversion Price in effect immediately prior to such issuance multiplied by a fraction the numerator of which shall be the sum of (A) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to section 4(d)(ii)(C) and any shares of Excluded Stock, all of which shall be deemed to have been issued (including, but not limited to, the shares of Common Stock issuable upon conversion of the Preferred Stock)) immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance, plus (B) the consideration received by the Corporation upon such issuance, and the denominator of which shall be the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to section 4(d)(ii)(C) and any shares of Excluded Stock, all of which shall be deemed to have been issued (including, but not limited to, the shares of Common Stock issuable upon conversion of the Preferred Stock)) immediately after such issuance multiplied by the Conversion Price in effect immediately prior to such issuance.

               (ii) For the purposes of any adjustment of the Conversion Price pursuant to clause (i), the following provisions shall be applicable:

                    (A) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash received by the Corporation therefor,

                    (B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the "fair value" of such consideration as determined in the good faith judgment of the Board of Directors,

                    (C) In the case of the issuance of (x) options to purchase or rights to subscribe for Common Stock, (y) securities by their terms convertible into or exchangeable for Common Stock or (z) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                         (1)  the aggregate maximum number of shares
of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in section 4(d)(ii)(A) and (B) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                         (2)  the aggregate maximum number of shares
of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in section 4(d)(ii)(A) and (B) above);

                         (3)  on any change in the number of shares or
exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the anti-dilution provisions thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change been made upon the basis of such change; and

                         (4)  on the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had such options, rights, securities or options or rights related to such securities not been issued.

               (iii) If the number of shares of Common Stock outstanding at any time after the Original Issue Date is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, such Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Stock shall be increased in proportion to such increase in outstanding shares.

               (iv) If, at any time after the Original Issue Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Convertible Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

               (v) In case, at any time after the Original Issue Date, of any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), each share of Series A Convertible Preferred Stock shall after such reorganization or reclassification be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the Corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization reclassification, consolidation, merger, sale or other disposition) upon conversion of such share of Series A Convertible Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this clause (v) shall similarly apply to successive reorganizations or reclassifications.

               (vi) All calculations under this section 4(d) shall be made to the nearest cent.

               (vii)  In any case in which the provisions of this
section 4(d) shall require that an adjustment shall become effective after a record date for an event, the Corporation may, until the occurrence of such event, defer (x) issuing to the holder of any share of Series A Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to section 4(c) above, so long as the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

          (e) Whenever the Conversion Price shall be adjusted as provided in section 4(d) above, the Corporation shall forthwith file, at the office of the transfer agent for the Series A Convertible Preferred Stock or at such other place as may be designated by the Corporation, a statement, signed by its President or Chief Financial Officer and by its Treasurer, showing in detail the facts requiring such adjustment, the method of calculation and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each holder of shares of Series A Convertible Preferred Stock at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of section 4(f) below.

          (f) If the Corporation shall propose to take any action of the types described in clauses (i), (ii), (iii), (iv), or (v) of section 4(d) above, the Corporation shall give notice to each holder of shares of Series A Convertible Preferred Stock, in the manner set forth in section 4(e) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Convertible Preferred Stock. In the case of any action that would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (g) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Convertible Preferred Stock, provided, however, that the Corporation shall not be required to pay any taxes that may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Convertible Preferred Stock in respect of which such shares are being issued.

          (h) The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Convertible Preferred Stock sufficient shares to provide for the conversion of all outstanding shares of Series A Convertible Preferred Stock.

          (i) All shares of Common Stock that may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

          (j) The issuance of certificates for shares of Common Stock upon the conversion of any shares of Series A Convertible Preferred Stock shall be made without charge to the converting shareholder for such certificates or any tax in respect to the issuance of such certificates, and such certificates shall be issued in the name of, or in such names as may be directed by, the holder of the shares converted. If certificates for shares of Common Stock are to be issued in a name other than the name of the holder of the shares converted, said shares when surrendered for conversion shall be accompanied by an instrument of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder thereof or his duly authorized attorney and the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the holder of the shares converted, and the Corporation shall not be required to issue or deliver such certificates, unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

          (k) The shares of Series A Convertible Preferred Stock shall be presented for conversion at the principal office of the Corporation or at such other place as the Corporation may from time to time designate.

          (l) If at any time the Corporation grants, issues or sells Purchase Rights pro rata to the record holders of Common Stock, then each holder of Series A Convertible Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that such holder could have acquired if such holder's shares of Series A Convertible Preferred Stock were held on a Converted Basis immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (m) All determinations by the Board of Directors under the provisions hereof or affecting the holders of the Series A Convertible Preferred Stock shall be made in good faith with due regard to the interests of such holders and the other holders of securities of the Corporation and in accordance with good financial practice.

     5. Certain Restrictions. Notwithstanding anything to the contrary set forth in this Statement of Designations, so long as any shares of Series A Convertible Preferred Stock remain outstanding, the Corporation will not take any of the following actions without the affirmative vote of the holders of at least a majority of the Voting Power of the outstanding shares of Series A Convertible Preferred Stock voting separately as a single class:

          (a) Authorize or issue any class or series of stock having powers, preferences or other rights senior to those of the Series A Convertible Preferred Stock;

          (b) Alter the powers, preferences or other rights of the holders of Series A Convertible Preferred Stock, including without limitation, liquidation preferences herein contained; or

          (c) Amend the Corporation's Articles of Incorporation in any manner.

     6. Voting Rights and Power. Except as required by law or by the express terms of this statement, shares of Series A Convertible
Preferred Stock shall, on a Converted Basis, vote on all matters as one class with the Common Stock, including with respect to the following matters:

          (a)  Any proposal to consolidate or merge with another
Corporation or Corporations or enter into any agreement providing for such a merger or consolidation;

          (b) Any proposal to sell, transfer or otherwise dispose of all or substantially all the assets of the Corporation in any transaction or series of related transactions; and

          (c)  Any proposal to liquidate or dissolve the Corporation.

     7. Registration Rights. If at any time the Corporation proposes to register for sale to the general public, for cash, shares of Common Stock (whether such sale is for the account of the Corporation or for others) under conditions that would permit registration for sale of shares of the Common Stock into which shares of the Series A Convertible Preferred Stock are convertible (the "Sale Securities"), the Corporation shall:

          (a) Promptly give holders of shares of Series A Convertible Preferred Stock written notice thereof; and

          (b) Include in such registration (subject to and upon conditions customary in the industry) all the Sale Securities specified in a written request promptly made by Participating Holders, provided, however, the underwriter engaged by the Corporation in connection with the planned registration may, in the exercise of its unfettered discretion, limit the number of Sale Securities to be included within the registration, provided that any such limitation shall be applied proportionately among all Participating Holders.

          (c) Give Participating Holders, their underwriters, and their respective counsel and accountants the opportunity to participate in the preparation of the registration statement, and such access to its books and records and such opportunities to discuss the business of the Corporation with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the federal Securities Act of 1933 (the "1933 Act"); use its best efforts to keep the registration statement effective for up to six months; prepare and file with the relevant securities regulatory agency such amendments and supplements to such registration statement, and use its best efforts to cause each such amendment to become effective, as may be necessary to comply with applicable law and regulation relating to the disposition of all securities covered by such registration statement; use its best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Participating Holders, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction; and notify Participating Holders of the happening of any event as a result of which the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required on account of such event and use its best efforts to cause each such amendment and supplement to become effective.

          (d) Pay all expenses (other than underwriting discounts and commissions, transfer taxes, if any, and fees and disbursements of Participating Holders' counsel) relating to Sale Securities incurred in connection with such registrations, filings or qualifications, including without limitation all registration, filing and qualification fees, printing and accounting fees, and fees and disbursements of counsel for the Corporation.

          (e) To the extent permitted by law, indemnify and hold harmless Participating Holders, the officers, directors, partners, agents and employees of Participating Holders, if any, or any underwriter (as defined in the 1933 Act) for Participating Holders, and each person, if any, who controls a Participating Holder or such underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal, state or other security law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Corporation of the 1933 Act, the 1934 Act, any state or other securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state or other securities law. The Corporation will reimburse and each such officer, director, partner, agent, employee, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. The indemnity obligation contained in this subsection shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld), nor shall the Corporation be liable to Participating Holders in any such case for any such loss, claim, damage, liability, or action (i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration be or on behalf of a Participating Holder or any such underwriter or controlling person or (ii) in the case of a sale directly by a Participating Holder (including a sale through any underwriter retained by a Participating Holder to engage in a distribution solely on behalf of the Participating Holder), if such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and a Participating Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Sale Securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the 1933 Act.

          Participating Holders shall, by their election to become a Participating Holder, be obligated to indemnify, to the extent permitted by law, the Corporation, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Corporation within the meaning of the 1933 Act, each agent and any underwriter for the Corporation, and any other person selling securities in such registration statement or any of its directors, officers, partners, agents or employees or any person who controls such other person or underwriter, against any losses, claims, damages, or liabilities (joint or several) to which the Corporation or any such director, officer, controlling person, agent, or underwriter or controlling person, or other such person or director, officer or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Participating Holder expressly for use in connection with such registration; and Participating Holders will reimburse any legal or other expenses reasonably incurred by the Corporation or any such director, officer, partner, agent, employee, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that this indemnity obligation shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Participating Holder, which consent shall not be unreasonably withheld nor, in the case of a sale directly by the Corporation of its securities (including a sale of such securities through any underwriter retained by the Corporation to engage in the distribution solely on behalf of the Corporation), shall Participating Holders be liable to the Corporation in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Corporation failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the 1933 Act; and provided, further, that the indemnification obligation of Participating Holders shall be limited to the aggregate public offering price of the Sale Securities sold by Participating Holders pursuant to such registration.

     8. Amendment and Waiver. (a) No amendment or modification (including any made by means of a merger or consolidation) of any provision hereof will be binding or effective without prior vote or written consent of the holders of at least majority of the Voting Power of the Series A Convertible Preferred Stock outstanding at the time such action is taken.

          (b) No amendment, modification or waiver of any provision hereof will extend to or affect any obligation not expressly amended, modified or waived or impair any right consequent thereon. No course of dealing, and no failure to exercise or delay in exercising any right, remedy, power or privilege hereunder, will operate as a waiver, amendment or modification of any provision hereof.

     In witness whereof, these Articles of Amendment to the Articles of Incorporation of Laguna Gold Company have been executed this 30th day of June, 1995.

     Laguna Gold Company


     By:  ___________________________
          Roy K. Ross,
             Executive Vice President